Exhibit 99.1

News Release

FNHI Subsidiary Worksport Granted U.S. Trademark for Worksport Name for Tonneau Covers in Light Truck Market

Intellectual property in U.S. primary market protects now protects brand name as well as word and logo mark

TORONTO – January 16, 2020 — Franchise Holdings International Inc., (OTCQB: FNHI) (or the “Company”) Worksport Ltd.’s parent company, has reached a major intellectual property milestone with the granting of the sole rights to the Worksport name for light truck tonneau covers in the U.S., its primary business area for a 10-year period, which is also renewable.

“The awarding of this trademark to Worksport, once and for all, protects our valuable intellectual property like no other development. Worksport is our tonneau cover brand and no one else can make that claim or use the brand name,” said Worksport and FNHI CEO Steve Rossi. “It’s a great day, long in coming, and paves the way for the company to grow its business unfettered by concerns surrounding its brand name. This is a critical aspect of growing our companies value”

According to the U.S. Patent Office, “Trademark protection is granted to the first entity to use a particular mark in the geographic area where it operates, regardless of whether the mark is registered.”

Worksport and FNHI’s portfolio of intellectual property has been rapidly expanding for several years. Worksport now has four trademarks, with two each in Canada, the U.S. and one pending in China, where the pending award reflects Worksport’s presence in that market. One has already been granted in the US.; the present trademark is the company’s second, and most critical trademark. The Worksport logo and word mark are now both fully within the company’s intellectual property portfolio.

In November 2019, Worksport received official USPTO notice that its recently submitted ‘‘Alpha’’ patent application—as it has been referred to internally—has reached a pivotal milestone, with the granting of ‘all claims submitted’ that were made in the application relating to new technologies that will be utilized in a new line of technologically advanced products to be offered by Worksport. Earlier in the year, Worksport received U.S. patent approval for its new full-bed access light truck cover, the only one in the industry that does not extend into the truck bed. The Company in 2019 was also awarded first full trademark rights to ‘its Worksport trade name in Canada’ for the stylized Worksport logo.

“Worksport possesses the word and logo mark and the name Worksport, a remarkable arsenal of intellectual property,” said Rossi. “Along with our trade name protection in Canada, we are truly a protected North American operator, with full and absolute protection rights for our brand identity, and we intend to enforce our rights in each locality.”

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About Worksport:

Worksport Ltd. is a fully owned subsidiary and the current lead investment of FNHI. Worksport is a manufacturer of high quality, cost effective tonneau covers and accessories for trucks. It designs and produces hard-working and affordable pick-up truck gear for both work and sport. The company’s product line is versatile and future-focussed, meeting a substantial need within the market. Worksport offers traditional products that are both affordable and dependable, while also offering innovative and sophisticated variations that the pick-up truck market currently lacks. Worksport currently serves customers in Canada and the United States. For more information visit www.worksport.com.

About Franchise Holdings International:

Listed on the OTCQB Market under the trading symbol ‘FNHI’ and currently in the process of a dual listing on a Canadian Stock Exchange, Franchise Holdings International’s strategy is to acquire business in the fastest growing segments, creating shareholder value in the process. Once a business of interest is acquired, FNHI’s mission is to further develop and accelerate the growth for all acquired subsidiaries. Currently the Corporation has one fully owned subsidiary, Worksport Ltd.

Contact:

Mr. Steven Rossi
CEO & Director
Franchise Holdings International.
T: 1-888-554-8789
E: Investors@franchiseholdingsinternational.com

Forward-Looking Statements

This document may contain forward-looking statements, relating to Franchise Holdings International Inc. operations or to the environment in which it operates, which are based on Franchise Holdings International Inc. operations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, and/or are beyond Franchise Holdings Internationals Inc.’s control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place any undue reliance on such forward-looking statements. Franchise Holdings International Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.